THIS AGREEMENT is dated for reference the 4th day of January, 2002 between MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a company incorporated pursuant to the laws of the State of Nevada and doing business as Merlin Technologies, of Central Place, 4370 Dominion Street, 3rd Floor, Burnaby, British Columbia, Canada V5G 4L7 (the "Company") and THE NOSTAS GROUP, of 3500 Parfet Street, Wheat Ridge, Colorado 80033, USA (the "Contractor").

RECITALS

WHEREAS the Company desires to retain the Contractor to provide the Company with the services detailed in Schedule "A" hereto (the "Services"), and the Contractor has agreed to provide the Services to the Company on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1 Appointment of Contractor

The Company hereby appoints the Contractor to perform the Services for the benefit of the Company as hereinafter set forth, and the Company hereby authorizes the Contractor to exercise such powers as provided under this Agreement. The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2 Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.3 Independent Contractor

In performing the Services, the Contractor shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Contractor to provide the Services exclusively to the Company and the Contractor hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor's behalf and the Contractor or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

ARTICLE 2
CONTRACTOR'S AGREEMENTS

2.1 Expense Statements

The Contractor may incur expenses in the name of the Company as agreed in advance in writing by the Company, such expenses to relate solely to the carrying out of the Services. The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company agrees to pay said invoices directly on a timely basis.

2.2 Compliance with Applicable Securities Laws

The Contractor agrees to comply with all applicable securities legislation in relation to providing the Services, including but not limited to United States securities laws, and in particular Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.3 Primary Supervision

The Contractor hereby agrees that Mr.Victor Nostas, an employee and a shareholder of the Contractor, shall take primary responsibility for delivery of the Services to the Company hereunder, and that it shall ensure that Mr. Nostas is allocated a significant amount of time and sufficient resources to ensure that the Services are rendered on a timely manner.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1 Compensation of Contractor

Subject to applicable securities laws, as compensation for the Services rendered by the Contractor pursuant to this Agreement, the Company shall issue to the Contractor an aggregate of 150,000 common shares (the "Shares") in the capital of the Company at a deemed price of $0.63 per Share. The Company will issue the Shares to the Contractor as fully paid and non-assessable at such time that the Company's board of directors, acting reasonably, is satisfied that Services having a fair market value equal to the aggregate deemed price of the Shares have been received by the Company. The Contractor hereby agrees that if all of the Shares shall become issuable prior to expiration of the term of this Agreement, and provided the Company is not in breach of any of its obligations hereunder, the Contractor shall continue to provide Services for the balance of the term (subject to early termination of this Agreement in accordance with its terms) without entitlement to any additional consideration.

3.2 Contractor's Acknowledgements

The Contractor acknowledges that the Shares to be issued pursuant to the terms of this Agreement will not be registered under the United States Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an effective registration statement under the 1933 Act, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. The Contractor further acknowledges that the Shares will be subject in the United States to a one (1) year hold period from the date of issuance of the such Shares.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1 Effective Date

This Agreement shall become effective as of the 4th day of January, 2002 (the "Effective Date"), and shall continue for a period of one (1) year from the Effective Date or until terminated pursuant to the terms of this Agreement.

4.2 Termination

This Agreement may be terminated by either party by giving the other 30 days written notice of such termination provided that in circumstances where the Contractor would otherwise have been entitled to receive a payment pursuant to Section 3.1 herein within 30 days following termination of this Agreement the Company shall make such payment to the Contractor as if the Agreement had not been terminated.

4.3 Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.4 Compensation of Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Contractor under this Agreement all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY

5.1 Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services (collectively, the "Work Product") shall belong exclusively to the Company which shall be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product shall be made by the Contractor or any of its agents without the express permission of the Company, provided that the Contractor is hereby given permission to maintain one copy of the Work Product for its own use.

5.2 Nondisclosure and Confidentiality

In connection with the Engagement of the Contractor, the Company will furnish to the Contractor certain information about the Company and its affairs that is either non-public, confidential or proprietary in nature (the "Confidential Information"). Pursuant to the U.S. Securities and Exchange Commission's Regulation FD, the Company is permitted to disclose to the Contractor on a confidential basis, Confidential Information so long as the Contractor agrees to bound by the terms of this Section 5.2. The restrictions contained in this Section 5.2 shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain. The Contractor acknowledges that the Confidential Information will be provided to the Contractor, or the Contractor will be granted access to the Confidential Information, solely for the purposes of this Agreement, and the Contractor agrees to receive the Confidential Information on the following terms and conditions:

(a) that the Confidential Information is to be received and maintained in confidence;

(b) that no copies, summaries or reproductions of the Confidential Information or any part thereof may be made without the prior written consent of the Company except as may be reasonably necessary for the purposes of this Agreement;

(c) the Contractor will not, directly or indirectly, disclose, communicate or make known the Confidential Information or any part thereof to any person, firm or corporation for any purpose other than the purposes of this Agreement;

(d) the Contractor will take all reasonable precautions to safeguard the Confidential Information against unauthorised disclosure;

(e) that upon request by the Company, the Contractor will promptly return to the Company, all Confidential Information, including all reproductions and copies thereof together with all materials and documents created by the Contractor containing Confidential Information or references thereto from which reference to the substance of the Confidential Information can be implied or understood;

(f) that the Confidential Information shall be disclosed only to those professional advisers, directors, officers, employees and agents of the Contractor (collectively, the "Permitted Persons") as are reasonably necessary to accomplish the purpose(s) of this Agreement;

(g) that the confidential and proprietary nature of the Confidential Information shall be communicated to the Permitted Persons; and

(h) the Contractor will be responsible for any unauthorised use or disclosure of Confidential Information by the Permitted Persons and by any and all other persons to whom it discloses the Confidential Information.

5.3 Prohibition Against Trading on Inside Information.

Contractor hereby acknowledges that Contractor is aware, and further agrees that Contractor will advise the Permitted Persons, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5.4 Devotion to Contract

During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of the Company, and to any associated company, as is reasonably necessary for the proper performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Contractor shall, and shall cause each of its agents assigned to performance of the Services on behalf of the Contractor, to:

(a) at all times perform the Services faithfully, diligently, to the best of its abilities and in the best interests of the Company;

(b) devote such of its time, labour and attention to the business of the Company as is necessary for the proper performance of the Services hereunder; and

(c) refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Contractor as contemplated herein.

5.5 Other Activities

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

ARTICLE 6
MISCELLANEOUS

6.1 Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2 Currency

Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

6.3 Governing Law

This Agreement and all matters arising thereunder shall be governed by the laws of the State of Nevada.

6.4 Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.5 Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.6 Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.7 Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.8 Notices

Any notice required or permitted to be given to any of the parties to this Agreement will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, addressed as follows:

If to the Company:

Merlin Software Technologies International, Inc.
Central Place
4370 Dominion Street
3rd Floor
Burnaby, British Columbia
Canada V5G 4L7

Attention: Robert Heller

Facsimile: 604-320-7277

If to the Contractor:

The Nostas Group
3500 Parfet Street
Wheat Ridge, Colorado 80033
USA

Attention: Victor Nostas

Facsimile: (303) 423-9287

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt. Any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission (provided that any notice by facsimile sent after the recipient's normal business hours shall be deemed received at the opening of business on the next business day), or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.11 Time of the Essence

Time is of the essence of this Agreement.

6.12 Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.13 Counterparts

This Agreement may be executed in several counter-parts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

6.14 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first set forth above.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC.
d.b.a. MERLIN TECHNOLOGIES

Per: /s/ Robert Heller
Authorized Signatory

THE NOSTAS GROUP

Per: /s/ Victor Nostas
Authorized Signatory

SCHEDULE "A"

Pursuant to the Consulting Agreement, The Nostas Group will perform the following services:

1. on-going assessment of available methods of financing the Company;

2. on-going search for financing for the Company;

3. market and business plan consultation including, without limitation, assisting the Company in continuing its plan to meet its previously announced objectives;

4. advice and consultation in regard to potential joint ventures, takeovers, projects and corporate reorganizations; and

5. introductions to potential strategic business partners and institutional investors.